Exhibit 10.19

AMENDMENT NO. 2
AMENDMENT NO. 2 (this “Amendment”), dated as of February 3, 2012, to that certain AMENDED AND RESTATED CREDIT AGREEMENT (the “Credit Agreement”) entered into as of December 21, 2010 and amended by Amendment No. 1 dated as of October 28, 2011, among CENVEO CORPORATION, a Delaware corporation (the “Borrower”), CENVEO, INC., a Colorado corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
W I T N E S S E T H :
WHEREAS, pursuant to Section 11.01 of the Credit Agreement the Borrower and the Required Lenders desire to amend the Credit Agreement as set forth in Section One below.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION ONE - Amendments. Subject to the satisfaction of the conditions set forth in Section Two hereof:

a.	Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in proper alphabetical order:
“Amendment No. 2 Effective Date” means the date on which Amendment No. 2, dated as of February 3, 2012, to this Agreement shall have become effective in accordance with its terms.
“Excess Debt Prepayment Amount” means an amount equal to the positive excess (if any) of (a) the Targeted Debt Prepayment Amount over (b) the sum of (i) the aggregate principal amount of the Subordinated Notes, the Cadmus Subordinated Notes, the Second Lien Notes and the Senior Notes that has been prepaid, purchased, defeased, satisfied or redeemed by the Borrower pursuant to Section 7.15(i) during the 360 day period following the Amendment No. 2 Effective Date and (ii) the aggregate principal amount of the Loans prepaid by the Borrower pursuant to clause (y) of the last sentence of Section 2.05(b)(iii).
“Identified Business” means the Forms and Business Documents product segment, the sale of which is expected to result in Net Cash Proceeds of approximately $40,000,000.
“Targeted Debt Prepayment Amount” means an amount equal to 75% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries from the sale of the Identified Business.

b.
Section 2.05(b)(iii) of the Credit Agreement is hereby amended by adding at the end of such Section a new sentence as follows: “Notwithstanding the foregoing, any Net Cash Proceeds received from a sale of the Identified Business shall be used to (x) prepay an aggregate principal amount of Loans equal to 25% of such Net Cash Proceeds within two (2) Business Days of receipt thereof and (y) if any portion thereof is not otherwise applied to prepay Indebtedness in accordance with Section 7.15(i) or reinvested pursuant to the preceding sentence, prepay an aggregate principal amount of Loans equal to the portion of the remaining 75% of such Net Cash Proceeds not so applied or reinvested within 360 days of receipt thereof.”

c.
Section 2.05(b)(v) of the Credit Agreement is hereby amended by (i) changing the caption thereof to read “Debt and Equity Issuances; Excess Debt Prepayment” and (ii) adding at the end of such Section a new paragraph (D) to read as follows:

“(D)    On the date that occurs 360 days after the Amendment No. 2 Effective Date (or, if such date is not a Business Day, the immediately preceding Business Day), the Borrower shall prepay an aggregate principal amount of Loans in an amount equal to the Excess Debt Prepayment Amount.”

d.	Section 7.05(h) of the Credit Agreement is hereby amended to add at the end of such Section “(or $60,000,000 solely for the fiscal year ending December 31, 2012)”.

e.
Section 7.15 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (g) thereof, (ii) replacing the period at the end of clause (h) thereof with “; and”, and (iii) adding a new clause (i) at the end of such Section as follows:

“(i)    prepayments, purchases, defeasances, satisfactions or redemptions of Subordinated Notes, Cadmus Subordinated Notes, Second Lien Notes or Senior Notes in an amount not to exceed the Targeted Debt Prepayment Amount so long as (A) immediately before and after giving effect to such prepayment, purchase, defeasance, satisfaction or redemption (x) no Default shall have occurred and be continuing, (y) Holdings and its Subsidiaries shall be in compliance with all of the covenants set forth in Section 7.11 on a Pro Forma Basis, as determined on the basis of the financial information most recently delivered to the

Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b), as applicable, (B) such prepayment, purchase, defeasance, satisfaction or redemption is made on or before 360 days after the Amendment No. 2 Effective Date, (C) the Administrative Agent is notified of such prepayment, purchase, defeasance, satisfaction or redemption, (D) such prepayment, purchase, defeasance, satisfaction or redemption shall not reduce the calculation of Excess Cash Flow pursuant to clause (viii) of the definition thereof and (E) in each case, for the avoidance of doubt, such Debt shall have been permanently retired.”
SECTION TWO - Conditions to Effectiveness. This Amendment shall become effective when, and only when, (i) the Administrative Agent shall have received counterparts of this Amendment executed by the Required Lenders and the Borrower and an acknowledgment of this Amendment executed by each Guarantor, (ii) all Lenders who have executed this Amendment prior to 1:00 P.M. New York City time on February 3, 2012 shall have received a fee equal to 0.25% of their outstanding Revolving Credit Commitments and Term Loans and (iii) the sale of the Identified Business has been consummated and notice of the amount of Net Cash Proceeds therefrom shall have been given to the Administrative Agent. The effectiveness of this Amendment (other than Sections Five, Six and Seven hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.
SECTION THREE - Representations and Warranties; Covenants. The Borrower represents and warrants to the Administrative Agent and the Lenders that both before and after giving effect to this Amendment, (x) no Default has occurred and is continuing; and (y) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document that has been furnished at any time under or in connection with any Loan Document, are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date, and except that, for purposes of this Section Three, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.
SECTION FOUR - Reference to and Effect on the Credit Agreement. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit

Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.
SECTION FIVE - Costs, Expenses and Taxes. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent) in accordance with the terms of Section 11.04 of the Credit Agreement.
SECTION SIX - Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION SEVEN - Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
CENVEO CORPORATION

By:	/s/ Mark S. Hiltwein Name: Mark S. Hiltwein Title: Chief Financial Officer

ACKNOWLEDGED BY:
CENVEO INC., a Colorado corporation
CENVEO COMMERCIAL OHIO, LLC, a Colorado limited liability company
CNMW INVESTMENTS, INC., a Delaware corporation
CENVEO GOVERNMENT PRINTING, INC., a Colorado corporation
CENVEO SERVICES, LLC, a Colorado limited liability company
CENVEO RESALE OHIO, LLC, a Colorado limited liability company
DISCOUNT LABELS, LLC, an Indiana limited liability company
CENVEO OMEMEE LLC, a Delaware limited liability company
COLORHOUSE CHINA, INC., a Colorado corporation
RX JV HOLDING, INC., a Delaware corporation
CRX JV, LLC, a Delaware limited liability company
CRX HOLDING, INC., a Delaware corporation
RX TECHNOLOGY CORP., a Delaware corporation
CADMUS PRINTING GROUP, INC., a Virginia corporation
CADMUS FINANCIAL DISTRIBUTION, INC. a Virginia corporation
CADMUS TECHNOLOGY SOLUTIONS, INC., a Virginia corporation
GARAMOND/PRIDEMARK PRESS, INC., a Maryland corporation
WASHBURN GRAPHICS, INC., a North Carolina corporation
CADMUS JOURNAL SERVICES, INC., a Virginia corporation
CADMUS DELAWARE, INC., a Delaware corporation
CADMUS UK, INC., a Virginia corporation
EXPERT GRAPHICS, INC., a Virginia corporation
CADMUS MARKETING GROUP, INC., a Virginia corporation
CADMUS DIRECT MARKETING, INC., a North Carolina corporation
CADMUS INTERACTIVE, INC., a Georgia corporation
CADMUS MARKETING, INC., a Virginia corporation
CADMUS/O'KEEFE MARKETING, INC., a Virginia corporation
OLD TSI, INC., a Georgia corporation
CADMUS INVESTMENTS, LLC, a Delaware limited liability company
PORT CITY PRESS, INC., a Maryland corporation
SCIENCE CRAFTSMAN INCORPORATED, a New York corporation
CADMUS INTERNATIONAL HOLDINGS, INC., a Virginia corporation
CDMS MANAGEMENT, LLC, a Delaware limited liability company
MADISON/GRAHAM COLORGRAPHICS, INC., a California corporation
PC INK CORP., a Delaware corporation
PRINTEGRA CORPORATION, a Georgia corporation
VSUB HOLDING COMPANY, a Virginia corporation
MADISON/GRAHAM COLORGRAPHICS INTERSTATE SERVICES, INC.,
a California corporation
By:    /s/ Mark S. Hiltwein
    Name: Mark S. Hiltwein
    Title: Chief Financial Officer

COMMERCIAL ENVELOPE MANUFACTURING CO. INC., a New York corporation
CENVEO CEM, INC., a Delaware corporation
CENVEO CEM, LLC, a Delaware limited liability company
REX 2010, LLC, a Florida limited liability company
136 EASTPORT ROAD, LLC, a Delaware limited liability company
LIGHTNING LABELS, LLC, a Delaware limited liability company
NASHUA CORPORATION, a Massachusetts corporation
NASHUA INTERNATIONAL, INC., a Delaware corporation
IMPAXX, INC., a Delaware corporation
CMS GILBRETH PACKAGING SYSTEMS, INC., a Delaware corporation
ENVELOPE PRODUCT GROUP, LLC, a Delaware limited liability company
By:/s/ Mark S. Hiltwein
Name: Mark S. Hiltwein
Title: Chief Financial Officer

VAUGHAN PRINTERS INCORPORATED, a Florida corporation
By:/s/ Mark S. Hiltwein
Name: Mark S. Hiltwein
Title: Executive Vice President

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Michelle D. Diggs Name: Michelle D. Diggs Title: Agency Management Officer

BANK OF AMERICA, N.A., as a Lender

By:	/s/Lisa M. Webster Name: Lisa M. Webster
Title:    Director

[signatures of other members of the banking syndicate have been omitted]